Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 29, 2012 (January 18, 2013 as to the presentation of and disclosures related to comprehensive income as described in Note 1, the addition of condensed consolidated financial information in Note 23, and the update to the financial statements to reflect the corporate name change as described in Note 24), relating to the consolidated financial statements and financial statement schedule (which report expresses an unqualified opinion on the consolidated financial statements and financial statement schedule and includes an explanatory paragraph relating to the presentation of and disclosures related to comprehensive income) and our report dated February 29, 2012 relating to the effectiveness of the Company’s internal control over financial reporting, appearing in Exhibit 99.1 of the Current Report on Form 8-K of Fifth & Pacific Companies, Inc. filed on January 18, 2013, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
January 18, 2013